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                                                                    EXHIBIT 10.2



                               ON ASSIGNMENT, INC.

                         RESTATED 1987 STOCK OPTION PLAN
                     (As amended and restated June 8, 1999)


                                  ARTICLE ONE
                                    GENERAL


         I.    PURPOSES OF THE PLAN

               A. This Restated 1987 Stock Option Plan (the "Plan") is intended to promote the interests of On Assignment, Inc., a Delaware corporation (the "Corporation"), by providing a method whereby eligible individuals may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation (or its parent or subsidiary corporations). This restatement of the Plan shall become effective on the date on which the restatement is adopted by the Board, subject to the approval of the stockholders ("Effective Date").

               B. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Corporation:

                      (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                      (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


         II.   STRUCTURE OF THE PLAN

               A. Option Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program described in Article Two and the Automatic Option Grant Program described in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, each eligible member of the Corporation's Board of Directors (the "Board") will automatically receive an option grant to purchase shares of Common Stock in accordance with the provisions of Article Three.





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               B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.


        III.   ADMINISTRATION OF THE PLAN

               A. The Discretionary Option Grant Program shall be administered by one or more committees comprised of Board members. The primary committee (the "Primary Committee") shall be comprised of two or more non-employee Board members and shall have sole and exclusive authority to grant stock options and stock appreciation rights under the Discretionary Option Grant Program to officers and employee-directors of the Corporation subject to the short-swing profit restrictions of the Federal securities laws. Stock options may be granted under the Discretionary Option Grant Program to all other eligible employees and consultants by either the Primary Committee or a second committee comprised of one or more Board members (the "Secondary Committee"). The members of the Primary Committee and the Secondary Committee shall each serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

               B. No Board member shall be eligible to serve on the Primary Committee if such individual has, within the twelve (12)-month period immediately preceding the date he or she is to be appointed to the Committee, received an option grant or stock award under this Plan or any other stock plan of the Corporation, its parent or subsidiary corporation, other than pursuant to the Automatic Option Grant Program in effect under Article Three.

         C. Subject to the limited authority provided the Secondary Committee to effect option grants in accordance with the provisions of Section III.A of this Article One, the Primary Committee shall serve as the Plan Administrator and shall have full power and authority (subject to the express provisions of the Discretionary Option Grant Program) to establish such rules and regulations as it may deem appropriate for the proper administration of such program and to make such determinations under the program and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in the Plan or any outstanding option under this Discretionary Option Grant Program. Service on the Primary or Secondary Committee shall constitute service as a Board member, and members of either Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on either Committee. No member of the Primary or Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option granted under the Plan.

               D. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three.


        IV.    ELIGIBILITY FOR OPTION GRANTS

               A. The persons eligible to receive option grants under Article Two shall be limited to the following:






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                      (i) key employees (including officers and directors) of
         the Corporation (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Corporation (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Corporation (or its parent or subsidiary corporations); and

                      (ii) those consultants or independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

                      (iii) From and after the first date on which the shares of the Corporation's common stock are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "IPO Effective Date"), non-employee members of the Board or the non-employee members of the board of directors of any parent corporation shall not be eligible to participate in the Discretionary Option Grant Program or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations). However, non-employee members of the Board shall be eligible to receive automatic option grants pursuant to the provisions of Article Three.

         B. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to be outstanding.


        V.     STOCK SUBJECT TO THE PLAN

               A. The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 4,000,000 shares, which includes an increase of 1,000,000 shares authorized by the Board on February 13, 1997 and approved by the Corporation's stockholders at the 1997 Annual Stockholders Meeting. All share numbers in this Plan reflect a stock dividend that occurred on October 20, 1997 and resulted in a distribution of one share of Common Stock for each share of Common Stock. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section V. In no event may any one individual participating in the Plan be granted stock options for more than 500,000 shares of Common Stock over the remaining term of the Plan. For purposes of this limitation, any option grants made prior to December 31, 1993 will not be taken into account.

               B. Should an option expire or terminate for any reason prior to exercise or surrender in full (including options canceled in accordance with the cancellation-regrant provisions of Section IV of Article Two), the shares subject to the portion of the option not so






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exercised or surrendered shall be available for subsequent option grants under the Plan. Shares subject to any option or portion thereof canceled in accordance with Section V of Article Two or Section III of Article Three and shares repurchased by the Corporation pursuant to its repurchase rights under the Plan shall not be available for subsequent option grants under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

               C. In the event any change is made to the Common Stock issuable under the Plan by reason of (a) any Corporate Transaction (as defined in Section III of Article Two) or (b) any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then unless such change results in the termination of all outstanding options under the Plan as a result of the Corporate Transaction, appropriate adjustments shall be made to (i) the aggregate class and/or number of shares issuable under the Plan, (ii) the class and/or number of shares and price per share of the Common Stock subject to each outstanding option under the Discretionary Option Grant Program, (iii) the number and/or class of shares per non-employee Board member for which automatic option grants are subsequently to be made under the Automatic Option Grant Program, and (iv) the number and/or class of shares and price per share of the Common Stock in effect under each automatic grant outstanding under the Automatic Option Grant Program. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM


        I.     TERMS AND CONDITIONS OF OPTIONS

               Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

               A.   Option Price.

                    1. The option price per share shall be fixed by the Plan Administrator, provided, however, that in no event shall the option price per share be less than eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of the option grant.






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               2.   The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

                    (i) cash or check made payable to the Corporation's order;

                    (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below); or

                    (iii) through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (I) to the designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such broker-dealer.

               For purposes of this subparagraph 2, the Exercise Date shall be the first date on which the Corporation shall have received written notice of the exercise of the option. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

               3. The Fair Market Value of a share of Common Stock on any relevant date under subparagraph 1 or 2 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                    - If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System, the fair market value shall be the closing price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no closing price for the Common Stock on the date in question, then the closing price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                    - If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the





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         closing selling price on the exchange on the last preceding date for which such quotation exists.

                    - If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded on the Nasdaq National Market System, or if the Plan Administrator determines that the value determined pursuant to the preceding paragraphs does not reflect Fair Market Value, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

               B. Term and Exercise of Options. Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the stock option agreement evidencing such option; provided, however, that no such option shall have a term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

               C.   Termination of Service.

                    1. Except to the extent otherwise provided pursuant to
Section VII of this Article Two, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

                    - Should the optionee cease to remain in Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                    - In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period for which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve
         (12)-month period following the date of such cessation of Service.

                    - Should the optionee die while in Service or during the three (3)-month period following his or her cessation of Service, then the period for which each of his or her outstanding options is to remain exercisable shall be limited to the three (3)-year period following the date of the optionee's cessation of Service. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                    - Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.





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                    - Each such option shall, during such limited exercise
         period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

                    2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                    3. For purposes of the foregoing provisions of this paragraph I.C (and all other provisions of the Plan), unless it is evidenced otherwise in the specific option agreement evidencing the option grant and/or the purchase agreement evidencing the purchased optioned shares, the optionee shall be deemed to remain in SERVICE for so long as such individual renders services on a periodic basis to the Corporation or any parent or subsidiary corporation in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor. The optionee shall be considered to be an EMPLOYEE for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

               D. Stockholder Rights. An optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

               E. Repurchase Rights. The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to one or more repurchase rights of the Corporation in accordance with the following provisions:

                    1. The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options exercised under this Article Two that the Corporation (or its assignees) shall have the right, exercisable upon the optionee's cessation of Service, to repurchase at the option price all or (at the discretion of the Corporation and with the consent of the optionee) any portion of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable by the Corporation (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Service) as the Plan Administrator may specify in the instrument evidencing such right.





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                    2. All of the Corporation's outstanding repurchase rights
shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two; provided, however, that no such termination of the repurchase rights or immediate vesting of the shares shall occur if (and to the extent): (i) the Corporation's outstanding repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination of repurchase rights and acceleration of vesting are precluded by other limitations imposed by the Plan Administrator at the time of the option grant.

        II.    INCENTIVE OPTIONS

               The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

               A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

               B. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as Incentive Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

               C. 10% Stockholder. If any individual to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations (such person to be herein referred to as a 10% Stockholder), then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant and the option term shall not exceed five (5) years measured from the grant date.

               Except as modified by the preceding provisions of this Section II, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

        III.   CORPORATE TRANSACTIONS

               A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):






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                    (i) a merger or consolidation in which the Corporation is
         not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Corporation's incorporation;

                    (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

                    (iii) any reverse merger in which the Corporation is the surviving entity but in which fifty percent (50%) or more of the Corporation's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then each option outstanding under this Article Two shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. However, no option shall be so accelerated if and to the extent (i) such option is to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of such successor corporation or parent thereof or (ii) such acceleration is subject to other applicable limitations imposed by the Plan Administrator in the relevant option agreement.

               B. In connection with any such Corporate Transaction, the exercisability as an incentive stock option under the Federal tax laws of any accelerated options under this Article Two shall remain subject to the applicable dollar limitation of paragraph II.B of this Article Two.

               C. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               D. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

          IV.  CANCELLATION AND REGRANT OF OPTIONS

               The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of Fair Market Value (one hundred percent (100%) of such Fair Market Value in the case of an Incentive Option or one hundred and ten percent (110%) of such Fair Market Value in the case of an Incentive Option granted to a 10% Stockholder) on the date of grant.






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        V.     SURRENDER OF OPTIONS FOR CASH OR STOCK

               A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this
Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish at the time of the option grant or at any time thereafter, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation, payable in cash or in shares of Common Stock, equal in amount to the excess of (i) the Fair Market Value (at date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option or portion thereof over (ii) the aggregate option price payable for such vested shares.

               B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years (or five (5) years in the case of a 10% Stockholder) after the date of the option grant.

               D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Each outstanding option with such a limited stock appreciation right in effect for at least six
(6) months shall automatically be canceled, to the extent exercisable for vested shares of Common Stock, upon the occurrence of a Hostile Take-Over, and the optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the number of shares in which the optionee is at the time vested under the canceled option or canceled portion over (ii) the aggregate option price payable for such vested shares. Such cash distribution shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. The balance (if any) of each such option shall continue in full force and effect in accordance with the terms and conditions of the instrument evidencing such grant.

               E. For purposes of paragraph V.D, the following definitions shall be in effect:

                    A Hostile Take-Over shall be deemed to occur in the event
         (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the






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         meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as
         amended (the "1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than Corporation officers and directors participating in the Plan.

                    The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, as determined pursuant to the valuation provisions of paragraph I.A.3 of this Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the canceled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

               F. The shares of Common Stock subject to any option surrendered or canceled for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent option grants under the Plan.

        VI.    LOANS OR INSTALLMENT PAYMENTS

               A. The Plan Administrator may assist any optionee (including any officer or director) in the exercise of one or more options under this Article Two by (a) authorizing the extension of a loan to such optionee from the Corporation or (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans and installment payments may be granted without security or collateral (other than loans to optionees who are consultants or independent contractors, which must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price payable for the purchased shares (less the par value) plus (ii) any Federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

               B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under Section VI.A above shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator in its discretion deems appropriate.

        VII.   EXTENSION OF EXERCISE PERIOD

               The Plan Administrator shall have full power and authority, exercisable in its sole discretion to extend, either at the time when the option is granted or at any time while the option remains outstanding, the period of time for which any option granted under this Article Two is to remain exercisable following the optionee's cessation of Service from the period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate;






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provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.


                                  ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

        I.     ELIGIBILITY

               The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to the following:

                    (1) each individual who is serving as a non-employee member of the Board on the IPO Effective Date; and

                    (2) each individual who is first appointed or elected as a non-employee Board member at any time after the IPO Effective Date.

        II.    TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

               A. Grant Dates. Option grants will be made under this Article Three on the dates specified below:

                    (i) Each individual who has not previously been an Employee, and who first becomes a non-employee Board member at any time after the IPO Effective Date, whether through election at an Annual Stockholders Meeting or through appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 18,000 shares of Common Stock.

                    (ii) Commencing with the 1993 Annual Stockholders Meeting and each subsequent Annual Stockholders Meeting until 1996, each individual who is at the time serving as a non-employee member of the Board shall receive a grant of a non-statutory option to purchase 3,000 shares of Common Stock, provided such individual has been a member of the Board for at least six (6) months.

                    (iii) Commencing with the 1996 Annual Stockholders Meeting and each subsequent Annual Stockholders Meeting until 1999, each individual who is at the time serving as a non-employee member of the Board shall receive a grant of a non-statutory option to purchase 6,000 shares of Common Stock, instead of the 3,000 shares under Section II.A(ii) above.

                    (iv) Commencing with the 1999 Annual Stockholders Meeting, each individual who is at the time serving as a non-employee member of the Board shall receive a grant of a non-statutory option to purchase 12,000 shares of Common Stock, instead of the 6,000 shares under
         Section II.A(iii) above; provided, however, that a non-employee member of the Board shall only receive







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

         this 12,000-share option grant at every other Annual Stockholders Meeting, commencing with the 1999 Annual Stockholders Meeting. Thus, each non-employee member of the Board who receives a 12,000-share option grant at the 1999 Annual Stockholders Meeting will be eligible to receive the next 12,000-share option grant at the 2001 Annual Stockholders Meeting. Similarly, if a non-employee member of the Board receives a 12,000-share option grant at the 2000 Annual Stockholders Meeting, he or she will be eligible to receive the next 12,000-share option grant at the 2002 Annual Stockholders Meeting.

                  The 18,000-share limitation, 3,000-share limitation, 6,000-share limitation and 12,000-share limitation on the automatic option grant to be made to each non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.C of Article One.

               B. Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

               C.   Payment.

                    The exercise price shall be payable in one of the alternative forms specified below:

                    (i) cash or check made payable to the Corporation's order;

                    (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined in paragraph I.A of Article Two); or

                    (iii) through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (I) to the designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such broker-dealer.

               Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany the written notice of option exercise.

               D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.





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

               E. Exercisability. Each annual automatic grant for 3,000 shares shall be immediately exercisable in full for the option shares. Each annual automatic grant for 6,000 shares shall be immediately exercisable in full for the option shares, provided that the optionee has been a member of the Board for six (6) months on the annual automatic grant date; if the optionee has not been a member of the Board for six (6) months on the annual automatic grant date, such automatic option grant shall become exercisable in full for the option shares on the date six (6) months following the annual automatic grant date. Each annual automatic grant for 12,000 shares shall be immediately exercisable in full for the option shares. Each initial automatic grant for 18,000 shares shall become exercisable for the option shares in three (3) installments as follows:

                    (i) The option shall become exercisable for one-third (1/3) of the option shares upon completion of twelve (12) months of Board service measured from the automatic grant date.

                    (ii) The option shall become exercisable for an additional one-third (1/3) of the option shares upon the completion of twenty-four
         (24) months of Board service measured from the automatic grant date.

                    (iii) The option shall become exercisable for the final one-third (1/3) of the option shares upon the completion of thirty-six
         (36) months of Board service measured from the automatic grant date.

               As the option becomes exercisable for one or more installments of the option shares, the installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term. The option, however, shall not become exercisable for any additional option shares following the optionee's cessation of Board service, except to the extent the option is otherwise to become exercisable in accordance with the provisions of Section III of this Article Three.

               F. Non-Transferability. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

               G.   Effect of Termination of Board Membership.

                    1. Should the optionee cease to be a Board member for any reason (other than death) while holding an automatic option grant under this Article Three, then such optionee shall have a six (6)-month period following the date of such cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock for which the option is exercisable at the time the optionee ceases service as a Board member.

                    2. Should the optionee die while serving as a Board member or during the six (6)-month period following his or her cessation of Board service, then the option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board membership, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within three
(3) years after the date of the optionee's cessation of Board service.

                    3. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten
(10)-year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be exercisable.

               H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares covered by such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

               I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-Employee Director Automatic Grant Agreement.

        III.   CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

               A. In the event of any Corporate Transaction (as such term is defined in Section III of Article Two), then the exercisability of each automatic option grant outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

               B. In connection with any Change in Control of the Corporation, the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. For purposes of this Article Three, a Change in Control shall be deemed to occur in the event:

                    (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

                    (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

               C. Upon the occurrence of a Hostile Take-Over, each automatic option grant which has been outstanding under this Article Three for a period of at least six (6) months shall automatically be canceled in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the canceled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five
(5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

               D. For purposes of this Article Three, Hostile Take-Over shall have the meaning assigned to such term in paragraph V.E of Article Two. The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, as determined pursuant to the valuation provisions of paragraph I.A.3 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

               E. The shares of Common Stock subject to each option canceled in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.

               F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        IV.    AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

               The provisions of this Automatic Option Grant Program, including any automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

        I.     AMENDMENT OF THE PLAN

               The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that (i) no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan and (ii) any amendment to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitation of Section IV of Article Three. In addition, the Board shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section V.C of Article One, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

        II.    EFFECTIVE DATE AND TERM OF PLAN

               A. The Plan was restated on June 22, 1992 to be effective on the IPO Effective Date, and the Corporation's stockholders approved the restatement on September 4, 1992. Article One, Section III of the Plan was subsequently amended to permit the establishment of a secondary committee to administer the Plan. Such amendment became effective on the September 30, 1992 date of its approval by the Board. The Plan was restated on October 13, 1993 to
(i) amend the automatic grant program under the Option Plan to increase to 18,000 from 6,000 the number of shares awarded to non-employee directors upon initial election or appointment and to delete vesting restrictions for the annual 3,000-share automatic option grants and (ii) limit the maximum number of shares for which any individual participant may be granted stock options over the remaining term of the Option Plan. The Plan was restated on December 7, 1995 to (i) amend the automatic grant program under the Option Plan to increase to 6,000 from 3,000 the number of shares awarded to each non-employee director upon each annual meeting of the Corporation's stockholders and (ii) eliminate the six-month service requirement for receiving such automatic annual grants, provided that the annual option grants to non-employee directors who have not served as Board members for at least six (6) months prior to the date of such annual grant shall become exercisable six (6) months after the date of such grant. The Plan was restated on February 13, 1997 to increase by 1,000,000 the number of shares of the Corporation's Common Stock reserved for issuance under the Plan from 3,000,000 shares to 4,000,000 shares. The Corporation's stockholders approved of the share increase at the 1997 Annual Stockholders Meeting. The Plan was restated on June 8, 1999 to (i) reflect the stock dividend that occurred on October 20, 1997 and resulted in a distribution of one share of Common stock for each share of Common Stock; and (ii) increase to 12,000 from 6,000 the number of shares awarded to each non-employee director upon each annual meeting of the Corporation's stockholders, provided that each such grant shall only be made to a non-employee member of the Board at every other annual meeting of the Corporation's stockholders.

               B. The provisions of this 1997 restatement shall apply only to options granted under the Plan from and after the Effective Date. Each option issued and outstanding under the Plan immediately prior to the Effective Date shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing such grant) as in effect on the date each such option was previously granted, and nothing in this restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of such prior options with respect to the acquisition of shares of Common Stock thereunder.

               C. The option acceleration provisions of Section III of Article Two relating to Corporate Transactions may, in the Plan Administrator's discretion, be extended to one or more outstanding stock options under the Plan which were granted prior to the IPO Effective Date and which do not otherwise provide for such acceleration.

               D. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the IPO Effective Date and all non-statutory options outstanding under the Plan.

               E. The Plan shall terminate upon the earlier of (i) June 21, 2002 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause
(i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

               F. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the stockholders of the Corporation and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

        III.   USE OF PROCEEDS

               Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

        IV.    WITHHOLDING

               The Corporation's obligation to deliver shares upon the exercise or surrender of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

        V.     REGULATORY APPROVALS

               A. The implementation of the Plan, the granting of any option or surrender right hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

               B. No shares of Common Stock or other assets shall be issued or delivered under the Plan, unless and until, in the opinion of counsel for the Corporation (or its successor in the event of any Corporate Transaction), there shall have been compliance with all applicable requirements of the Federal and state securities exchange on which stock of the same class is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

        VI.    NO EMPLOYMENT/SERVICE RIGHTS

               Neither the action of the Corporation in establishing this Plan, nor any action taken by the Board or the Plan Administrator hereunder, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or Service at any time and for any reason, with or without cause.


























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